As of April 11, 2014

Columbia Funds Series Trust II is a Massachusetts business trust:

EXHIBIT A

Funds	Class
Columbia Funds Series Trust II
Columbia Absolute Return Currency and Income Fund	K
Columbia Asia Pacific-ex Japan Fund	K
Columbia Capital Allocation Aggressive	K
Columbia Capital Allocation Conservative	K
Columbia Capital Allocation Moderate	K
Columbia Commodity Strategy Fund	K
Columbia Diversified Equity Income	K
Columbia Dividend Opportunity	K
Columbia Emerging Markets Bond	K
Columbia Equity Value	K
Columbia European Equity	K
Columbia Flexible Capital Income Fund	K
Columbia Floating Rate	K
Columbia Global Bond	K
Columbia Global Equity	K
Columbia Global Infrastructure Fund	K
Columbia Global Opportunities	K
Columbia High Yield Bond	K
Columbia Income Builder	K
Columbia Income Opportunities	K
Columbia Inflation Protected Securities	K
Columbia Large Core Quantitative	K
Columbia Large Growth Quantitative	K
Columbia Large Value Quantitative	K
Columbia Limited Duration Credit	K
Columbia Marsico Flexible Capital Fund	K
Columbia Mid Cap Value Opportunity	K
Columbia Money Market	K
Columbia Multi-Advisor Small Cap Value	K
Columbia Select Large-Cap Value Fund	K
Columbia Select Smaller-Cap Value Fund	K
Columbia Seligman Communications and Information	K
Columbia Seligman Global Technology	K
Columbia U.S. Government Mortgage	K

IN WITNESS THEREOF, the parties hereto have executed the foregoing Exhibit A as of April 11, 2014.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ J. Kevin Connaughton
J. Kevin Connaughton
President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Steve Welsh
Steve Welsh
President

EXHIBIT B

PLAN ADMINISTRATION SERVICES

In exchange for the Plan Administration Fee payable on the share classes of the Funds, as set forth on Exhibit C, CMIS shall enter into agreements with third party administrators to provide Plan Administration Services that may include, but are not limited to, the following:

Plan Implementation and Conversion Services such as:

Design, provide, prepare or amend plan documents

Collect historical data

Set-up plan on recordkeeping system

Coordinate transfer of assets

Prepare and submit plan Internal Revenue Service filings

Prepare summary plan description and summaries of material modification

Prepare participant enrollment kits

Conduct plan education and enrollment meetings

Recordkeeping Services such as:

Administer participant contributions

Administer employer contributions

Administer participant forfeitures

Administer participant withdrawals

Administer dividends, capital gains and interest payments

Administer investment net asset value fluctuations

Administer investment allocations

Balance or reconcile transactions

Administer vesting schedules

Plan Maintenance Services such as

Review employee and participant data

Conduct or administer discrimination testing

Conduct or administer top heavy testing

Monitor section 402(g) compliance

Monitor section 415 compliance

Prepare or provide data for annual reports and Form 5500s

Conduct compliance consulting

Plan and Participant Reports such as:

Periodic participant statements

Participant activity reports

Periodic plan or trust statements

Administrative Services such as:

Provide distribution options

Provide and administer forms

Administer qualified domestic relations orders

Administer loans

Administer rollovers

Withhold taxes

Prepare and transmit tax forms

Issue checks

Administer asset transfers

Education Activities such as:

Create or make available plan education material

Develop or provide programs designed to increase plan participation

Help participants consider investment/retirement goals

Provide general or customized plan education programs

Provide retirement readiness education material

Provide personalized statements

Support retirement education software, such as Morningstar Clear Future

Offer face to face education seminars

Create or distribute participant educational newsletters

Create or provide plan signage or posters

Plan Sponsor Education Services such as:

Provide plan or investment option information to plan sponsors

Website and Inter-active Voice Response (IVR) System Maintenance Services such as:

Establish, maintain or improve plan website and IVR systems

As of November 1, 2012

EXHIBIT C

SHARE CLASS	FEE
Class K	0.25%